Dean Heller                                          Entity #
Secretary of State                                   C25624-1999
204 North Carson Street, Suite 1                     Document Number:
Carson City, Nevada 89701-4299                       20060081943-43
(775) 684-5708                                       Date filed:
Website: secretaryofstate.biz                        2/9/2006 8:54:58 AM
                                                     In the office of
                                                     /s/ Dean Heller
                                                     Dean Heller
                                                     Secretary of State
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|                                   |
|      Certificate of Amendment     |
|(Pursuant to NRS 78.385 AND 78.390)|
|                                   |
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      Certificate of Amendment to Articles of Incorporation
                  For Nevada Profit Corporations
  (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:
     American Stellar Energy, Inc.

2. The articles have been amended as follows (provide article numbers if available):

     Amend Article #1 - NAME

     The name of the corporation is amended to TARA GOLD RESOURCES CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the
     amendment is:      51.5%

4.   Effective date of filing (optional):

5.   Officer Signature (required): /s/ Francis R. Biscan Jr.
                                   -----------------------------------------


If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of the limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.